ITEM 77: ATTACHMENTS

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Fund: JNL/Eagle Small Cap Equity Fund
Security: Virgin Mobile
Date of Purchase: 10/10/07
Amount of Purchase: $507,975.00
Purchase price: $15.00
Purchased from: Lehman Brothers
Affiliated Underwriter: Raymond James & Associates, Inc.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Freddie Mac
Date of Purchase: 10/11/07
Amount of Purchase: $5,694,699.00
Purchase price: $99.907
Purchased from: Barclays
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Freddie Mac
Date of Purchase: 11/29/07
Amount of Purchase: $1,200,000.00
Purchase price: $25.00
Purchased from: Lehman Bros.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Fannie Mae
Date of Purchase: 10/16/07
Amount of Purchase: $996,690.00
Purchase price: $99.669
Purchased from: Lehman Bros.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Fannie Mae
Date of Purchase: 12/06/07
Amount of Purchase: $2,025,000.00
Purchase price: $25.00
Purchased from: Lehman Bros.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Buckeye Tobacco Settlement Financing Authority
Date of Purchase: 10/24/07
Amount of Purchase: $120,727.50
Purchase price: $96.582
Purchased from: Bear Stearns
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Buckeye Tobacco Settlement Financing Authority
Date of Purchase: 10/24/07
Amount of Purchase: $321,971.00
Purchase price: $99.068
Purchased from: Bear Stearns
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Buckeye Tobacco Settlement Financing Authority
Date of Purchase: 10/24/07
Amount of Purchase: $533,951.00
Purchase price: $97.082
Purchased from: Bear Stearns
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: CitiGroup Capital XXI
Date of Purchase: 12/17/07
Amount of Purchase: $897,831.00
Purchase price: $99.759
Purchased from: CitiGroup
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Rockwood Holdings, Inc.
Date of Purchase: 11/12/07
Amount of Purchase: $512,380.00
Purchase price: $34.00
Purchased from: Credit Suisse First Boston Corporation
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Short Duration Bond Fund
Security: UnitedHealth Group Inc.
Date of Purchase: 11/14/07
Amount of Purchase: $124,597.00
Purchase price: $99.678
Purchased from: JPMorgan
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Lazard Small Cap Value Fund
Security: EnergySolutions, Inc.
Date of Purchase: 11/14/07
Amount of Purchase: $575,000.00
Purchase price: $23.00
Purchased from: Credit Suisse Securities
Affiliated Underwriter: Lazard Capital Markets

For all transactions listed, the determination described in paragraph
(b)(10)(iii) of Rule 10f-3 was made based on the following information: the securities to be purchased were part of an issue registered under the Securities Act of 1933 that is being offered to the public, eligible municipal securities, securities sold in an eligible foreign offering, or securities sold in an eligible Rule 144A offering; the securities were purchased prior to the end of the first day on which any sales are made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), and if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated; if the securities purchased were part of an issue registered under the Securities Act of 1933 that was offered to the public or was purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities was in continuous operation for not less than three years, including the operations of any predecessors; the securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities; the commission, spread or profit received by the principal underwriters was reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time; and the amount of securities of any class of such issue to be purchased by the investment company, or by two or more investment companies having the same investment adviser, did not exceed: if purchased in an offering other than an eligible Rule 144A offering, 25 percent of the principal amount of the offering of such class, or if purchased in an eligible Rule 144A offering, 25 percent of the total of: the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus the principal amount of the offering of such class in any concurrent public offering.